Exhibit 32

CERTIFICATION

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. $1350

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the ‘Exchange Act’) and 18 U.S.C. 1350.

Dominic J. Pileggi, the Chief Executive Officer, and Kenneth W. Fluke, the Chief Financial Officer, of Thomas & Betts Corporation (the “Corporation”), each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/  Dominic J. Pileggi
Dominic J. Pileggi
Chairman and Chief Executive Officer

/s/  Kenneth W. Fluke
Kenneth W. Fluke
Senior Vice President and
Chief Financial Officer

Dated this 6th day of November, 2006.